HJ & ASSOCIATES, LLC

                  CERTIFIED PUBLIC ACCOUNTANTS AND CONSULTANTS


                        CONSENT OF INDEPENDENT AUDITORS


Board of Directors
Columbia River Resources, Inc.
Vancouver, British Columbia

We consent to the use in this Registration Statement of Columbia River Resources, Inc. on Form SB-1, of our audit report dated February 27, 1999 for Columbia River Resources, Inc. for the years ended December 31, 1998 and 1997 which are part of this Registration Statement, and to all references to our firm included in this Registration Statement.


/s/ HJ & Associates, LLC

HJ & Associates, LLC
(Formerly Jones, Jensen & Company)
Salt Lake City, Utah
October 27, 2000



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   50 South Main Street, Suite 1450 - Salt Lake City, Utah 84144 - Telephone
                   (801) 328-4408 - Facsimile (801) 328-4461
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